Exhibit 99.1

NEWS RELEASE

Investor	James M. Griffith
Contact:	Senior Vice President
Investor Relations
(479) 201-5514

Beverly Plans New Financings

     (FORT SMITH, ARKANSAS, September 18, 2003) — Beverly Enterprises, Inc. (NYSE: BEV) today announced that it plans to enter into a new $225 million senior secured credit facility — including a $75 million revolver and a $150 million term loan — with a syndicate of lenders. In addition, the company expects to raise approximately $100 million in the form of subordinated notes on terms and conditions to be determined. If Beverly is able to successfully complete both financings, the company anticipates using the proceeds of the senior secured credit facility and subordinated notes primarily to pay existing indebtedness, including but not limited to $180 million of its Senior Notes due 2006.

     Offerings of the subordinated notes will be made only by means of a prospectus supplement to be filed under Beverly’s existing shelf registration statement. Copies of the base prospectus for the existing shelf registration may be obtained from the company. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

     This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the Securities and Exchange Commission’s Fair Disclosure Regulation. This release may contain forward-looking statements, including statements related to expected financings and the use of proceeds of any such financings, and performance in 2003 and beyond, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the company’s actual results in future periods to differ materially from forecasted results. These risks and uncertainties include: national and local economic conditions, including their effect on the availability and cost of labor, utilities and materials; the effect of government regulations and changes in regulations governing the healthcare industry, including the company’s compliance with such regulations; changes in Medicare and Medicaid payment levels and methodologies and the application of such methodologies by the government and its fiscal intermediaries; the effects of adopting new accounting standards; liabilities and other claims asserted against the company, including patient care liabilities, as well as the resolution of lawsuits brought about by the announcement or settlement of federal government investigations and increases in the reserves for patient care liabilities; the ability to predict future reserves related to patient care and workers’ compensation liabilities; the ability to replace or refinance debt obligations; the ability to reduce overhead costs, obtain pricing concessions from suppliers, improve the effectiveness of our fundamental business processes and develop new sources of profitable revenues; the ability to execute our strategic growth initiatives and implement our strategy to divest certain of our nursing facilities in a timely manner at fair value; the ability to attract and retain qualified personnel; the availability and terms of capital to fund acquisitions, capital improvements and on-going operations; the competitive environment in which the company operates; the ability to maintain and increase census levels; and demographic changes. These and other risks and uncertainties that could affect future results are addressed in the company’s filings with the Securities and Exchange Commission, including Forms 10-K and 10-Q.

     Beverly Enterprises, Inc. and its operating subsidiaries comprise a leading provider of healthcare services to the elderly in the United States. They operate 423 skilled nursing facilities, as well as 22 assisted living centers, and 23 home care and hospice centers. Through AEGIS Therapies, they also offer rehabilitative services on a contract basis to nursing facilities operated by other care providers.

#####